Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22529) pertaining to the Equitable Resources, Inc. Savings and Protection Plan of our report dated June 9, 2006 with respect to the financial statements and schedule of the Equitable Resources, Inc. Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 27, 2006